Exhibit 10.1

FIRST AMENDMENT

TO THE

2015 SEAGATE DEFERRED COMPENSATION PLAN

The 2015 Seagate Deferred Compensation Plan, effective as of January 1, 2015 (the “Plan”), is hereby amended by this First Amendment (the “Amendment”).

WHEREAS, Seagate US LLC (the “Company”) maintains the Plan, which is a nonqualified deferred compensation plan, for the benefit of eligible employees of the Company and Participating Companies;

WHEREAS, Section 8.5 of the Plan document provides that the Committee has the authority to amend, modify, suspend or terminate the Plan;

WHEREAS, pursuant to authority granted to the Committee under Section 8.5, the Committee has determined that it is appropriate to allow certain newly-hired participants to defer certain special bonuses;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

Effective September 10, 2015, Section 1.5 is amended in its entirety to read as follows:

1.5          Bonus. “Bonus” means: (i) the performance-based cash incentive compensation payable to a Participant under any bonus and cash incentive plans of the Company or a Participating Company, including the Key Contributor Performance Bonus Plan and the Executive Performance Bonus Plan, the amount of which, or the entitlement to which, is contingent on the satisfaction of organizational or individual performance criteria; and (ii) any other payment described in an employment agreement between the Company and a Participant as a bonus, but only if the agreement specifically provides that the bonus is either being deferred pursuant to this Plan or is eligible for deferral pursuant to this Plan. For purposes of the Plan, Bonus shall not include any discretionary bonus payments, including Reward and Recognition bonuses.

IN WITNESS WHEREOF, the Seagate Benefits Administrative Committee, by its duly authorized officer, has executed this Amendment to the Plan on September 1, 2015.

SEAGATE BENIFITS ADMINISTRATIVE COMMITTEE

By:	/s/ John Cleveland
John Cleveland

Title:	Vice President, Global Compensation, Benefits, Mobility and Compliance